Tempur Sealy Deepens its Commitment to Sustainability Efforts

–Plans to source 100% renewable energy for Tempur-Pedic and Sealy U.S. and European manufacturing operations
–Expects to complete major solar project in the first half of 2021
–Commits to achieve zero-landfill for U.S. and European operations

LEXINGTON, KY, September 8, 2020 – Tempur Sealy International, Inc. (NYSE: TPX, “Company” or “Tempur Sealy”) today announced multiple initiatives to further reduce its global environmental footprint. The Company has committed to sourcing 100% renewable electricity for its U.S. and European Tempur-Pedic and Sealy manufacturing operations beginning this year. Tempur Sealy will source the renewable energy certificates (“RECs”) from wind farms across the U.S. and will be the largest bedding manufacturer in the world to purchase RECs sufficient to power the vast majority of its operations.

Additionally, Tempur Sealy provided an update on its investment in solar power technology for its largest mattress manufacturing operation located in Albuquerque, New Mexico. While the 2020 completion date has been negatively impacted by COVID-19, Tempur Sealy remains committed to this initiative and now expects to complete the installation of the solar panel technology in the first half of 2021. The solar panels are expected to generate enough renewable energy to power all of Tempur Sealy’s Albuquerque mattress assembly lines.

Finally, Tempur Sealy announced that it is committed to achieving zero landfill waste for its U.S. and European manufacturing operations by the end of 2022. Currently, over 90% of process by-products, packaging and other materials from Tempur Sealy U.S. and European operations are recycled or used in energy generation. This zero-landfill initiative will increase that amount to 100%.

Tempur Sealy Chairman and CEO Scott Thompson commented, “We are thrilled to announce our expanded sustainability initiatives. The actions we are taking to drive increased renewable energy usage and reduce our waste across our global organization are furthering our long-term commitment of reducing our environmental footprint. I am proud our teams remain committed to ensuring we are improving the environment while we simultaneously manage vast efforts around rapid business growth in a changing world.”

Forward-Looking Statements
This press release contains statements that may be characterized as "forward-looking," within the meaning of the federal securities laws. Such statements might include information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the word "expects,” “plans” and variations of such words or similar expressions are intended to identify forward-looking statements. Any forward-looking statements contained herein are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from any that may be expressed herein as forward-looking statements. These risk factors include the impact of the macroeconomic environment in both the U.S. and internationally on the Company's business segments and expectations regarding growth of the mattress industry; risks associated with the duration, scope and severity of COVID-19 and its effects on the Company's business and operations; a temporary or prolonged shutdown of manufacturing facilities; uncertainties arising from global events, natural disasters or pandemics; the effects of strategic investments on the Company’s operations, including efforts to expand its global market share; the continued availability of renewable energy certificates; regulatory changes affecting the recycling industry or affecting the waste to energy industry; disruptions in recycling and reuse infrastructure; factors affecting the reliability and dependability of the technology supporting the Company’s sustainability efforts; general economic, financial and industry conditions, particularly conditions relating to liquidity and financial performance; financial distress among the Company's business partners, customers and competitors, and financial solvency and related problems experienced by other market participants, any of which may be amplified by the effects of COVID-19.

Other potential risk factors include the risk factors discussed under the heading "Risk Factors" in Part I, ITEM 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and in Part II, ITEM 1A of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

About the Company
Tempur Sealy International, Inc. (NYSE: TPX) is the world's largest bedding manufacturer. Tempur Sealy International, Inc. develops, manufactures, and markets mattresses, foundations, pillows and other products. The Company’s products are sold worldwide through third party retailers, its own stores, and online. The Company’s brand portfolio includes many highly recognized brands in the industry, including Tempur®, Tempur-Pedic®, Sealy® featuring Posturepedic® Technology, and Stearns & Foster®. World headquarters for Tempur Sealy International is in Lexington, KY. For more information, visit http://www.tempursealy.com or call 800-805-3635.

Investor Relations Contact
Aubrey Moore
Investor Relations
Tempur Sealy International, Inc.
800-805-3635
Investor.relations@tempursealy.com